Exhibit 99

[Wendy’s International, Inc. logo]

Wendy’s International, Inc. confirms intent to spin off remaining Tim Hortons shares

“Three-tiered Combo Plan” to increase sales, improve margins and reduce costs moves forward

DUBLIN, Ohio (June 27, 2006) – Wendy’s International, Inc. (NYSE: WEN) today announced that its Board of Directors has confirmed its intent to spin off to current Wendy’s® shareholders the 160.0 million shares of Tim Hortons Inc. (TSX/NYSE: THI) that the Company currently owns. The shares represent an 82.75% ownership stake in Tim Hortons®.

Tim Hortons issued 17.25% of its shares in March 2006 in an initial public offering (IPO). The Company is now targeting Oct. 1, 2006, to complete the Tim Hortons spin-off, assuming it has received from the IRS a ruling on the tax-free status of the distribution by that time.

“The Board’s unanimous decision to spin off the remaining shares of Tim Hortons confirms the commitment that we initially made to shareholders in our July 29, 2005, announcement of the IPO and that we reiterated during the Tim Hortons road show in March,” said Wendy’s Chairman Jim Pickett.

“We considered expert advice and recommendations of outside advisors, including our investment bankers as well as legal counsel,” Pickett said. “After thoroughly exploring options for distributing the remaining shares, including a split-off and a partial split-off, we concluded that a spin-off is the best distribution method for the Company and our shareholders. The spin-off has the advantages of speed, simplicity and minimal execution risk. It will quickly deliver value to shareholders and enable the management teams of both companies to focus on their respective strategies, operations and growth agendas.” In contrast, the magnitude and complexity of a split-off, including U.S. and Canadian regulatory requirements, likely would delay the transaction into 2007 or could potentially put at risk its completion.

Company announces progress on programs to increase sales, improve margins and reduce costs

“We continue to implement Wendy’s “Combo Plan” to increase sales annually by more than 3%, reduce G&A and overhead costs $100 million by 2007 and improve store-level margins by 500 basis points over the next three years or sooner,” said interim Chief Executive Officer and President Kerrii Anderson.

As a key step in its program to achieve $100 million in cost savings, the Company in early May offered a voluntary early retirement plan to approximately 175 of its full-time U.S. employees. The employees who accept the voluntary early retirement program offer will comprise a portion of the total 350 to 375 positions the Company has targeted as part of its total planned workforce reduction.

The Company expects to incur charges during the second quarter as a result of its voluntary early retirement plan, severance related to its planned reduction in workforce and other expenses related to the cost-reduction initiative. These charges will result in lower 2006 second-quarter earnings per share relative to the second quarter of 2005.

Other factors expected to impact 2006 second-quarter results include the following:

• The loss of 17.25% of the net income contribution from Tim Hortons subsequent to its IPO in late March.
• Lower-than-expected same-store sales at Wendy’s and Baja Fresh.
• Lower-than-planned development of both Company and franchise stores.
• Consulting costs related to the Company’s restructuring program.
• Higher interest expense from the third-party debt entered into during the first quarter by Tim Hortons.
• Approximately $1 million in incremental employee stock compensation expense, as the Company is recognizing the expense of three years of restricted stock and restricted stock unit awards in 2006. The Company converted from stock options to restricted stock in 2004.
• A higher number of shares outstanding compared to the second quarter of 2005 due to employee exercises of stock options.
• $10 million of incremental advertising expense for the Wendy’s brand, which will impact second-quarter operating costs. The balance of the $25 million total expense impacted first-quarter results.
• The expensing of certain investments in technology and equipment totaling about $1 million designed to lower future food costs.

Factors having a positive impact on the quarter relative to the second quarter of 2005 are stronger Canadian currency, a lower effective tax rate and higher interest income.

The Company recently announced that April same-store sales results for the Wendy’s brand were the strongest it has produced since January 2005, but were still below the Company’s expectations. The Company plans to release its second-quarter same store sales results on Wednesday, July 5.

“Our second-quarter sales trends have improved compared to the first quarter, and we are optimistic about the initiatives to increase customer traffic for the remainder of the year,” said Anderson.

In April Wendy’s launched its new Frescata™ deli sandwich line, which features high-quality deli meats, fresh toppings and artisan bread that is baked at the restaurant. The Company announced last month that the Frescata sandwich introduction in April had contributed to Wendy’s first positive same-store sales month since January 2005.

During the second quarter, Wendy’s began promoting its Late-Night business; its Fix n’ Mix Frosty™, featuring the customer’s choice of M&Ms®, Butterfinger® or Oreo® toppings; Combo Choices, which offers consumers a choice of side items with the purchase of a sandwich; and Wendy’s Kids’ Meal® Choices program, featuring two nutritious new Kids’ Meal sandwiches — Turkey & Cheese and Ham & Cheese — and a low-fat yogurt and granola side option.

Food costs continuing to improve

Wendy’s overall food costs are continuing to improve. Wendy’s expects its third-quarter beef price to improve on a system-wide basis by an average of 13.5% compared to the third quarter of 2005, and down 6.0% compared to the second quarter of 2006. Average beef costs for the first nine months of 2006 will be 7.8% lower than in the same period in 2005.

Company selects Russell Reynolds Associates to head CEO search

The Company announced that it has retained the global executive search firm Russell Reynolds Associates as it continues to move forward in its search for a permanent chief executive officer. A committee of directors, under the leadership of Chairman Jim Pickett, will work with Russell Reynolds on the search.

“This is one of the three new temporary committees on the Board – the other two being Financial Advisory and Strategic Planning Advisory – that are reflective of the cooperation and commitment of all members of the Board to enhancement of shareholder value,” said Pickett.

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with more than 9,900 total restaurants and five quality brands, including Wendy’s Old Fashioned Hamburgers®, Tim Hortons, Baja Fresh Mexican Grill, Cafe Express™ and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide Wendy’s, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.